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                                                     EXHIBIT 10.24


Repayment of this Note is subject and subordinate to repayment of a Term Promissory Note in the original principal amount of $____x_____ given by the undersigned to The Chase Manhattan Bank this date.


                          TERM PROMISSORY NOTE


$ _______x____________                         Rochester, New York

                                                    August 12, 1996

   For value received, the undersigned promises to pay to the order of HOME PROPERTIES OF NEW YORK, L.P. ("Home Properties" or "HME"), at its office located at 850 Clinton Square Rochester, New York, 14604 or to such other address as Home Properties may notify the
undersigned,  the  principal  amount  of      x Dollars
($ __________x____________) (the "Loan").

   Maturity Date. The entire amount of principal, and remaining accrued interest on, this Note shall be due on August 31, 2016 (the "Maturity Date").

   Interest. The undersigned promise(s) to pay interest on the unpaid balance of the principal amount of the Loan from and including the date of the Loan to but excluding the date the Loan shall be paid in full at the rate of 7% per annum. Interest shall be calculated on the basis of a year of 360 days and payable for the actual number of days elapsed. Interest shall accrue and be paid solely from the regular quarterly dividends paid on the shares of common stock (the "Shares") of Home Properties pledged to Home Properties by the undersigned pursuant to the Pledge Security Agreement dated the date of this Note (the "Pledge Agreement"). Accrued interest shall not be compounded.

   Payments. All payments under this Note shall be made in lawful money of the United States of America and in immediately available funds at Home Properties' office specified above. During the existence of an Event of Default as hereinafter defined, Home Properties may apply any money received or collected for payment of this Note to the principal of, interest on or any other amount payable under, this Note in any order that Home Properties may elect.

   The loan may be prepaid at any time without premium or penalty. All partial prepayments shall be applied to the reduction and payment of principal in the inverse order of maturity.

   Non-Recourse. This Note shall be a non-recourse obligation of the undersigned. By accepting this Note, Home Properties agrees to look solely to the collateral represented by the Shares pledged under the Pledge Agreement for repayment of all amounts due hereunder and waives its right to seek or obtain any judgment or deficiency judgment against the undersigned for such amounts.

   Records. The date and amount of the Loan and each payment of principal, and the outstanding principal balance of the loan, shall be recorded by Home Properties on its books and any such record shall be conclusive absent manifest error.

   Representations and Warranties. The undersigned represents and warrants upon the execution and delivery of this Note, that:
(a) the execution, delivery and performance of this Note do not violate or conflict with any law applicable to the undersigned, any order or judgment of any court or other agency of government applicable to the undersigned or any of the undersigned's assets or any material contractual restriction binding on or materially affecting the undersigned or any of the undersigned's assets;
(b) to the best of undersigned's knowledge, all governmental and other consents that are required to have been obtained by the undersigned with respect to this Note have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and (c) the undersigned's obligations under this Note constitute its legal, valid and binding obligations, enforceable in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

   Security.   This Note is secured pursuant to the  terms  of  the
Pledge Agreement.

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   Default.  If any of the following events of default shall  occur with respect to the undersigned (each an "Event of Default"):


                (a) any representation or warranty made or deemed made by the undersigned in this Note shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

               (b)  the undersigned: (i) shall generally not, or be
          unable to, or shall admit in writing an inability to, pay debts as such debts become due; (ii) shall make an assignment for the benefit of creditors; (iii) shall file a petition in bankruptcy or for any relief under any law of any jurisdiction relating to reorganization, arrangement, readjustment of debt, dissolution or liquidation; (iv) shall have any such petition filed against the undersigned and the same shall remain undismissed for a period of 30 days or shall consent or acquiesce thereto; or (v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of the undersigned's property;

                (c) if the undersigned shall die or be declared incompetent;

               (d) there occurs a default pursuant to the terms of the Term Promissory Note given this date by the undersigned to The Chase Manhattan Bank, which Note is secured by a first pledge of the Shares;

                (e) the undersigned leaves the employment of or is no longer serving as a Director of Home
          Properties or Home Properties of New York, Inc., as the case may be, regardless of the circumstances;

THEN, in any such case, if Home Properties shall elect by notice to the undersigned, the unpaid principal amount of this Note, together with accrued interest, shall become forthwith due and payable; provided that in the case of an event of default under (b) above, the unpaid principal amount of this Note, together with accrued interest, shall immediately become due and payable without any notice or other action by Home Properties.

      Certain Waivers. The undersigned waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

       Notices. All notices, requests, demands or other communications to or upon the undersigned or Home Properties shall be in writing and shall be deemed to be delivered upon receipt if delivered by hand or overnight courier or five days after mailing to the address (a) of the undersigned as set forth next to the undersigned's execution of this Note, (b) of Home Properties as first set forth above, or (c) of the undersigned or Home Properties at such other address as the undersigned or Home Properties shall specify to the other in writing.

      Assignment. This Note shall be binding upon the undersigned and the undersigned's successors and shall inure to the benefit of Home Properties and its successors and assigns.

      Entire Agreement, Amendment and Waiver. This Note and the Pledge Agreement executed by the undersigned constitute the entire agreement between the undersigned and Home Properties and may be amended only by a writing signed on behalf of each party and shall be effective only to the extent set forth in that writing. No delay by Home Properties in exercising any power or right hereunder shall operate as a waiver thereof or of any other power or right; nor shall any single or partial exercise of any power or right preclude other or future exercise thereof, or the exercise of any other power or right hereunder.

      Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

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     Use of Proceeds.  The proceeds of the Loan represented by this
Note will be used by the undersigned to purchase the Shares and Home Properties is instructed to disburse such proceeds directly to or at the direction of HME with respect to such purchase.


_______x__________________________


Address for Notices:

_______x__________________________
_______x__________________________

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